                             REINSURANCE AGREEMENT

                                  between the

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                        called the "Ceding Company", and

                        ALLSTATE LIFE INSURANCE COMPANY

                         called the "Accepting Company"



                                   ARTICLE I
                              BASIS OF REINSURANCE
                              --------------------

     1. The Ceding Company's excess of Life, Waiver of Premium and Accidental Death Benefit insurance issued on policies subject to reinsurance, as shown on Schedule C, shall be reinsured with the Accepting Company. At the option of the Ceding Company, applications for reinsurance may be on a facultative basis or reinsurance may be ceded to the Accepting Company automatically as hereinafter provided.

     2. The liability of the Accepting Company shall begin simultaneously with that of the ceding Company and in no event shall the reinsurance of the Accepting Company be in force and binding unless the policy issued by the Ceding Company to the insured is in force.

Automatic Reinsurance

     3. When the Ceding Company retains its maximum limit of retention on a standard or substandard risk, as shown on Schedule A attached hereto, it shall cede and the Accepting Company shall accept automatically reinsurance of Life, Waiver of Premium and Accidental Death Benefit insurance within the limits shown on Schedule A.

     4. If the Ceding Company has for its own account its maximum limit of retention on a standard or substandard risk under previously issued policies and, therefore, is not retaining any portion of the insurance applied for in connection with the current application, Life, Waiver of Premium and Accidental Death Benefit reinsurance may be ceded automatically to the Accepting Company for amounts within the limits shown on Schedule A.

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     5.  Reinsurance shall not be ceded automatically to the Accepting Company on any life if the sum of the amount of insurance already in force on the life and the amount applied for currently, in the Ceding Company and all other companies, is known to be in excess of the amounts shown on Schedule A.

Facultative Reinsurance

     6. Applications for reinsurance of amounts in excess of those provided on Schedule A may be submitted for reinsurance upon a facultative basis. To submit a risk for reinsurance upon a facultative basis, the Ceding Company shall file an application for such reinsurance together with such underwriting data as may be required by the Accepting Company.


                                   ARTICLE II
                              PLAN OF REINSURANCE
                              -------------------

     Life reinsurance shall be upon the yearly renewable term plan for the amount reinsured on a policy issued by the Ceding Company.


                                  ARTICLE III
                              REINSURANCE PREMIUMS
                              --------------------

     1. Life reinsurance under this Agreement shall be on a non-refund basis. The consideration to be paid to the Accepting Company for Life reinsurance shall be at the rates shown on Schedule B attached hereto. The rates on Schedule B are guaranteed except where such rates are less than 1958 SCO one-year term net premiums at 3%, in which case such SCO net premiums are guaranteed.

     2. The consideration to be paid the Accepting Company for reinsurance of Waiver of Premium and Accidental Death benefits shall be as shown on Schedule B. While premiums are being waived, the Ceding Company will not be required to pay Premium Waiver reinsurance premiums but will be required to continue paying premiums for the life reinsurance and accidental death reinsurance in force on the insured.

                                   ARTICLE IV
                               PREMIUM ACCOUNTING
                               ------------------

     1. Within 15 (fifteen) days after the end of each calendar quarter, the Ceding Company shall send the Accepting Company a list of all policies reinsured

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under this agreement and in force at the end of such calendar quarter.  The list will indicate amounts of insurance in force and will be used by the Accepting Company to compute the premium due for such calendar quarter. The Accepting Company may, solely for convenience in computing the premium, assume that the retention limits as shown on Schedule A are applicable on a per policy basis rather than a per life basis.

     2. Within 20 (Twenty) days after receipt of a billing statement, the Ceding Company shall remit to the Accepting Company the premiums due for reinsurance in force during such calendar quarter.

     3. Except as provided in Article V. (Oversight), the payment of reinsurance premiums shall be a condition to the liability of the Accepting Company under reinsurance covered by this Agreement. In the event of non-payment of reinsurance premiums, the Accepting Company shall have the right to terminate the reinsurance for all policies having reinsurance premiums in arrears. If the Accepting Company elects to exercise its right of termination, it shall give the Ceding Company 30 (Thirty) days' notice of its intention to terminate such reinsurance; and if all reinsurance premiums in arrears, including any which may become in arrears during the 30-day period, are not paid before the expiration of such period, the Accepting Company shall thereupon be relieved of future liability with respect to all policies for which reinsurance premiums remain unpaid. The reinsurance so terminated may be reinstated at any time within 60 (Sixty) days of the date of termination upon payment of all reinsurance premiums in arrears; but in the event of such reinstatement, the Accepting Company shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The Accepting Company's right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the 30-day notice period.

                                   ARTICLE V
                                   OVERSIGHTS
                                   ----------

     The Accepting Company shall be bound as the Ceding Company is bound, and it is expressly understood and agreed that it nonpayment of premiums within the time specified, failure to reinsure or failure to comply with any terms of this contract is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Company or the Accepting Company, both the Ceding Company and the Accepting Company shall be restored to the position they would have occupied had no such error or oversight occurred.

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                                  ARTICLE VI
                                   EXPENSES
                                   --------

          The Ceding Company shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

                                  ARTICLE VII
                                   REDUCTIONS
                                   ----------

          If any portion of the insurance carried by the Ceding Company on a life reinsured hereunder shall be terminated, the amount of reinsurance carried by the Ceding Company on that life shall be reduced by a like amount as of the date and time of the termination of the original insurance; if the amount of insurance terminated exceeds the total amount of reinsurance carried by the Ceding Company on the life, all such reinsurance shall be terminated. In the interpretation of this Article, (a) the maturity of an endowment policy or the expiration of a term policy shall be considered as a termination of insurance; and (b) in no case shall the Ceding Company be required to assume a risk for an amount in excess of its regular retention limit for the age at issue and mortality rating of the policy under which reinsurance is being terminated.

                                  ARTICLE VIII
                             INCREASE IN RETENTION
                             ---------------------

          The Ceding Company shall have the right to recapture any part of the reinsurance in force at any time. However, recapture must apply uniformly by increasing the maximum limits of retention as shown in Schedule A.

                                   ARTICLE IX
                         EXTENDED AND PAID UP INSURANCE
                         ------------------------------

          In case the original policy of the Ceding Company shall lapse and extended or paid upon insurance be granted in accordance with its provisions, the Ceding Company shall retain its full retention, as shown on Schedule A, on the life insured. Only amounts in excess of such retention shall be reinsured under this Agreement.

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                                   ARTICLE X
                              SETTLEMENT OF CLAIMS
                              --------------------


          1. The Accepting Company shall be liable to the Ceding Company for the benefits covered by reinsurance hereunder to the same extent as the Ceding Company is liable to the insured for such benefits, and all reinsurance shall be subject to the terms and conditions of the particular form of policy under which the Ceding Company shall be liable. It is understood and agreed, however, that payment of a death claim by the Accepting Company shall be made in one lump sum regardless of the mode of settlement under the policy of the Ceding Company.

          2. Whenever a claim is made under a policy of the ceding Company which has been reinsured hereunder, it shall be taken and considered by the Accepting Company to be a claim for the amount of reinsurance on such risk, and the Accepting Company shall abide the issue as it shall be settled by the Ceding Company and shall pay the amount of reinsurance covered by the policy of reinsurance when the Ceding Company shall settle with the claimant.

          3. Any suit or claim may be contented or compromised by the Ceding Company; and in case of a reduction of the claim made upon the Ceding Company, the Accepting Company and the Ceding Company shall participate in such reduction in the ratio that each company's net liability bore to the total net liability prior to the reduction of the claim. Any unusual expenses incurred by the Ceding Company in defending or investigating any claims or taking upon or rescinding any policy reinsured hereunder, aside from routine investigations and other expenses incidental to the settlement of the claims, shall be shared in the same proportion.

          4. In every case of loss, copies of proof obtained by the Ceding Company shall likewise be taken as sufficient by the Accepting Company and copies thereof, together with a statement showing the amount paid on such claim by the Ceding Company, shall be furnished to the Accepting Company before payment shall be demanded of it.

          5. In the event of an increase or reduction in the amount of the Ceding Company's insurance provided by any policy or policies reinsured hereunder because of a misstatement of age being established after the death of the insured, the Ceding Company and the Accepting Company shall share in such increase or reduction in the ratio that each company's net liability bore to the total net liability prior to the reduction under such policy or policies.

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                                  ARTICLE XI
                                REINSTATEMENTS
                                --------------

          If a reinsured policy lapses for nonpayment of premiums and is reinstated in accordance with its terms and the rules of the Ceding Company, the reinsurance under such policy shall be reinstated automatically by the Accepting Company.

                                  ARTICLE XII
                                 POLICY CHANGES
                                 --------------

          If any change is made in the amount of insurance under a policy reinsured hereunder, the Ceding Company shall notify the Accepting Company.

                                  ARTICLE XIII
                             INSPECTION OF RECORDS
                             ---------------------

          The Ceding Company and the Accepting Company shall have the right, at any reasonable time, to examine at the office of the other any books, documents, reports or records which pertain in any way to the policies reinsured under this Agreement.

                                  ARTICLE XIV
                                   INSOLVENCY
                                   ----------

          1. In the event of the insolvency of the Ceding Company, reinsurance hereunder is payable by the Accepting Company on the basis of the liability of the Ceding Company under the contracts reinsured without diminution because of the insolvency of the Ceding Company. It is further agreed, in the event of the insolvency of the Ceding Company, that the liquidator, or receiver, or statutory successor of the insolvent Ceding Company shall give written notice to the Accepting Company of the pendency of a claim against the insolvent Ceding Company coming to his notice, on any contract reinsured, within a reasonable time after such claim is filed in the insolvency proceedings; that during the pendency of such claim the Accepting Company may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Company or its liquidator or statutory successor; that the expense thus incurred by the Accepting Company shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expenses of liquidation to the extent

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of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Accepting Company.

          2. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the Ceding Company.

                                  ARTICLE XV
                                  ARBITRATION
                                  -----------

          Any dispute arising with respect to this Agreement which is not settled by mutual agreement of the parties shall be referred to arbitration. Within 20 (Twenty) days from receipt of notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the contracting parties of such choice. Each arbitrator shall be an officer of a life insurance company. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities. The decision of the arbitrators shall be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place at the Home Office of the Ceding Company, unless some other location is mutually agreed upon.

                                  ARTICLE XVI
                              PARTIES TO AGREEMENT
                              --------------------

          This is an Agreement solely between the Ceding Company and the Accepting Company. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the Accepting Company and the insured or the beneficiary under any policy of the Ceding Company which may be reinsured hereunder.

                                  ARTICLE XVII
                             DURATION OF AGREEMENT
                             ---------------------

          This Agreement shall be effective as of January 1, 1984 and shall be unlimited as to its duration but may be terminated at any time insofar as it pertains

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to the handling of new business by either party giving one month's notice of termination in writing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate by their respective officers, this ______ day of _______, _____.



ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK


------------------------------
Vice President


ALLSTATE LIFE INSURANCE COMPANY


------------------------------

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